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                                                                   Exhibit 4.16



                                TOYS "R" US, INC.

                               JPMORGAN CHASE BANK
                      as Collateral Agent, Custodial Agent
                           and Securities Intermediary

                                       AND

                              THE BANK OF NEW YORK
                           as Purchase Contract Agent

                                PLEDGE AGREEMENT




                            Dated as of May [ ], 2002



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                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----


ARTICLE I DEFINITIONS..........................................................2

    SECTION 1.1  Definitions...................................................2

ARTICLE II PLEDGE; CONTROL AND PERFECTION......................................6

    SECTION 2.1  The Pledge....................................................6
    SECTION 2.2  Control and Perfection........................................8

ARTICLE III PAYMENTS ON PLEDGED COLLATERAL....................................10

    SECTION 3.1  Payments.....................................................10
    SECTION 3.2  Application of Payments......................................11

ARTICLE IV SUBSTITUTION, RELEASE, REPLEDGE AND SETTLEMENT OF NOTES............12

    SECTION 4.1  Collateral Substitution and the Creation of Stripped Units...12
    SECTION 4.2  Collateral Substitution and the Re-Creation of Normal Units..13
    SECTION 4.3  Termination Event............................................14
    SECTION 4.4  Early Settlement; Merger Early Settlement; Cash Settlement...15
    SECTION 4.5  Remarketing; Application of Proceeds; Settlement.............17

ARTICLE V VOTING RIGHTS-- NOTES...............................................20

    SECTION 5.1  Exercise by Purchase Contract Agent..........................20

ARTICLE VI RIGHTS AND REMEDIES; TAX EVENT REDEMPTION..........................20

    SECTION 6.1  Rights and Remedies of the Collateral Agent..................20
    SECTION 6.2  Substitutions................................................22
    SECTION 6.3  Tax Event Redemption.........................................22

ARTICLE VII REPRESENTATIONS AND WARRANTIES; COVENANTS.........................22

    SECTION 7.1  Representations and Warranties...............................22
    SECTION 7.2  Covenants....................................................23

ARTICLE VIII THE COLLATERAL AGENT.............................................24

    SECTION 8.1  Appointment, Powers and Immunities...........................24
    SECTION 8.2  Instructions of the Company..................................25
    SECTION 8.3  Reliance.....................................................26
    SECTION 8.4  Rights in Other Capacities...................................26
    SECTION 8.5  Non-Reliance on Collateral Agent.............................26

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    SECTION 8.6  Compensation and Indemnity...................................27
    SECTION 8.7  Failure to Act...............................................27
    SECTION 8.8  Resignation..................................................28
    SECTION 8.9  Right to Appoint Agent or Advisor............................29
    SECTION 8.10  Survival....................................................30
    SECTION 8.11  Exculpation.................................................30

ARTICLE IX AMENDMENT..........................................................30

    SECTION 9.1  Amendment Without Consent of Holders.........................30
    SECTION 9.2  Amendment with Consent of Holders............................31
    SECTION 9.3  Execution of Amendments......................................32
    SECTION 9.4  Effect of Amendments.........................................32
    SECTION 9.5  Reference to Amendments......................................32

ARTICLE X MISCELLANEOUS.......................................................33

    SECTION 10.1  No Waiver...................................................33
    SECTION 10.2  GOVERNING LAW...............................................33
    SECTION 10.3  Notices.....................................................33
    SECTION 10.4  Successors and Assigns......................................34
    SECTION 10.5  Counterparts................................................34
    SECTION 10.6  Severability................................................34
    SECTION 10.7  Expenses, Etc...............................................34
    SECTION 10.8  Security Interest Absolute..................................35
    SECTION 10.9  Incorporation by Reference..................................35


EXHIBIT A   Instruction from Purchase Contract Agent to Collateral Agent

EXHIBIT B   Instruction to Purchase Contract Agent

EXHIBIT C   Instruction to Custodial Agent Regarding Remarketing

EXHIBIT D   Instruction to Custodial Agent Regarding Withdrawal from Remarketing


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


                                PLEDGE AGREEMENT

         PLEDGE AGREEMENT, dated as of May [ ], 2002, among Toys "R" Us, Inc., a Delaware corporation (the "Company"), JPMorgan Chase Bank, a New York banking corporation, not individually but solely as collateral agent (in such capacity, together with its successors in such capacity, the "Collateral Agent"), as custodial agent (in such capacity, together with its successors in such capacity, the "Custodial Agent") and as "securities intermediary" as defined in
Section 8-102(a)(14) of the Code (as defined herein) (in such capacity, together with its successors in such capacity, the "Securities Intermediary"), and The Bank of New York, a New York banking corporation, not individually but solely as purchase contract agent and as attorney-in-fact of the Holders from time to time of the Units (in such capacity, together with its successors in such capacity, the "Purchase Contract Agent") under the Purchase Contract Agreement (as defined herein).

                                    RECITALS

         WHEREAS, the Company and the Purchase Contract Agent are parties to the Purchase Contract Agreement, dated as of the date hereof (as modified and supplemented and in effect from time to time, the "Purchase Contract Agreement"), pursuant to which there may be issued 7,000,000 Units of the Company (or 8,050,000 Units if the Underwriters' over allotment option is exercised in full) having a stated amount of $50 per Unit (the "Stated Amount"), all of which will initially be Normal Units.

         WHEREAS, each Normal Unit will be comprised of (a) a purchase contract pursuant to which a Holder will purchase from the Company, and the Company will sell to such Holder, not later than August 16, 2005 (the "Purchase Contract Date") pursuant to the Purchase Contract Agreement for an amount of cash equal to the Stated Amount, a number of shares of Company common stock, $0.10 par value per share (the "Common Stock") equal to the Settlement Rate (as defined below) and (b) either beneficial ownership of a Note (as defined below) or, following a successful remarketing or a Tax Event Redemption, the Applicable Ownership Interest in the Treasury Portfolio;

         WHEREAS, if the Holders of Normal Units substitute Collateral as contemplated by Section 4.1 hereof, each Unit created thereby (referred to as a "Stripped Unit" and, together with a Normal Unit, the "Units") initially will consist of (a) a purchase contract pursuant to which a Holder will purchase from the Company, and the Company will sell to such Holder, not later than the Purchase Contract Date pursuant to the Purchase Contract Agreement for an amount of cash equal to the Stated Amount, a number of shares of Common Stock equal to the Settlement Rate (as defined below) and (b) a 1/20, or 5.0% undivided beneficial ownership interest in a zero-coupon U.S. Treasury security (CUSIP No. 912803AG8) having a principal amount at maturity equal to $1,000 and maturing on August 15, 2005 (the "Treasury Securities");

         WHEREAS, pursuant to the terms of the Indenture (as defined below), the Company will issue $350,000,000 aggregate principal amount of the Company's senior notes due August 16, 2007 (or $402,500,000 if the Underwriters' overallotment option is exercised in full) (the "Notes"), each having a principal amount equal to $50.00;

         WHEREAS, pursuant to the terms of the Purchase Contract Agreement and the Purchase Contracts, the Holders, from time to time, of the Units have irrevocably authorized the Purchase Contract Agent, as attorney-in-fact of such Holders, among other things, to execute and deliver this Agreement on behalf of such Holders and to grant the pledge provided hereby of the Notes, any Applicable Ownership Interest in the Treasury Portfolio and any Treasury Securities to secure each Holder's obligations under the related Purchase Contract, as provided herein and subject to the terms hereof; and

         WHEREAS, upon such pledge, the Pledged Notes, or the Pledged Applicable Ownership Interest in the Treasury Portfolio, as the case may be, and the Pledged Treasury Securities will be beneficially owned by the Holders but will be owned of record by the Purchase Contract Agent or the Securities Intermediary subject to the Pledge hereunder.

         NOW, THEREFORE, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Company, the Collateral Agent, the Securities Intermediary, the Custodial Agent and the Purchase Contract Agent, on its own behalf and as attorney-in-fact of the Holders from time to time of the Units, agree as follows:


                                    ARTICLE I

                                   DEFINITIONS

         SECTION 1.1 Definitions.

         For all purposes of this agreement, except as otherwise expressly provided or unless the context otherwise requires:

                  (a) capitalized terms used but not defined herein are used as defined in the Purchase Contract Agreement;

                  (b) the defined terms in this Agreement have the meanings assigned to them in this Article and include the plural as well as the singular;

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

                  (c) the words "herein," "hereof" and "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular Article, Section or other subdivision; and

                  (d) the following terms which are defined in the Code shall have the meanings set forth therein: "certificated security," "control," "financial asset," "entitlement order," "securities account," and "security entitlement."

         "Agreement" means this instrument as originally executed or as it may from time to time be supplemented or amended by one or more agreements supplemental hereto entered into pursuant to the applicable provisions hereof.

         "Bankruptcy Code" means Title 11 of the United States Code, or any other law of the United States that from time to time provides a uniform system of bankruptcy laws.

         "Business Day" means any day other than a Saturday, Sunday or any other day on which banking institutions and trust companies in The State of New York or at a place of payment are authorized or required by law, regulation or executive order to be closed.

         "Cash" means any coin or currency of the United States as at the time shall be legal tender for payment of public and private debts.

         "Code" has the meaning specified in Section 6.1 hereof.

         "Collateral" has the meaning specified in Section 2.1 hereof.

         "Collateral Account" means the securities account (number [ ]) maintained at JPMorgan Chase Bank in the name of "The Bank of New York, a New York banking corporation, as Purchase Contract Agent on behalf of the holders of certain securities of Toys "R" Us, Inc., Collateral Account subject to the security interest of JPMorgan Chase Bank, as Collateral Agent, for the benefit of Toys "R" Us, Inc., as pledgee" and any successor account.

         "Collateral Agent" has the meaning specified in the first paragraph of this Agreement.

         "Collateral Substitution" has the meanings specified in Section 4.1 hereof.

         "Common Stock" has the meaning specified in the Recitals.

         "Company" means the Person named as the "Company" in the first paragraph of this Agreement until a successor shall have become such pursuant to the applicable provisions of the Purchase Contract Agreement, and thereafter "Company" shall mean such successor.

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

         "Custodial Agent" has the meaning specified in the first paragraph of this Agreement.

         "Intermediary" means any entity that in the ordinary course of its business maintains securities accounts for others and is acting in that capacity.

         "Notes" has the meaning specified in the Recitals.

         "Permitted Investments" means any one of the following which shall mature not later than three Business Days prior to the Stock Purchase Date (i) any evidence of indebtedness with an original maturity of 365 days or less issued, or directly and fully guaranteed or insured, by the United States of America or any agency or instrumentality thereof (provided that the full faith and credit of the United States of America is pledged in support thereof or such indebtedness constitutes a general obligation of it); (ii) deposits, certificates or deposit or acceptances with an original maturity of 365 days or less of any institution which is a member of the Federal Reserve System having combined capital and surplus and undivided profits of not less than US $200.0 million at the time of deposit; (iii) investments with an original maturity of 365 days or less of any Person that is fully and unconditionally guaranteed by a bank referred to in clause (ii); (iv) investments in commercial paper, other than commercial paper issued by the Company or its affiliates, of any corporation incorporated under the laws of the United States or any State thereof, which commercial paper has a rating at the time of purchase at least equal to "A-1" by Standard & Poor's Ratings Services ("S&P") or at least equal to "P-1" by Moody's Investors Service, Inc. ("Moody's"); and (v) investments in money market funds registered under the Investment Company Act of 1940, as amended, rated in the highest applicable rating category by S&P or Moody's.

         "Pledge" has the meaning specified in Section 2.1 hereof.

         "Pledged Applicable Ownership Interest in the Treasury Portfolio" has the meaning specified in Section 2.1 hereof.

         "Pledged Notes" has the meaning specified in Section 2.1 hereof.

         "Pledged Treasury Securities" has the meaning specified in Section 2.1 hereof.

         "Primary Treasury Dealer" means a primary U.S. government securities dealer in The City of New York.

         "Proceeds" means all interest, dividends, cash, instruments, securities, financial assets (as defined in Section 8-102(a)(9) of the Code) and other property from time to time received, receivable or otherwise distributed upon the sale, exchange, collection or disposition of the Collateral or any proceeds thereof.

         "Purchase Contract Agent" has the meaning specified in the first paragraph of this Agreement.

         "Purchase Contract Agreement" has the meaning specified in the Recitals.

         "Purchase Contract Date" has the meaning specified in the Recitals.

         "Remarketing Settlement Date" means, after a successful remarketing, the date on which the settlement of a successful remarketing, if any, occurs.

         "Securities Intermediary" has the meaning specified in the first paragraph of this Agreement.

         "Security Entitlement" has the meaning set forth in Section 8-102(a)(17) of the Code.

         "Separate Notes" means any outstanding Notes that are not Pledged
Notes.

         "Stated Amount" has the meaning specified in the Recitals.

         "Stripped Unit" has the meaning specified in the Recitals.

         "Tax Event Redemption Date" means the date upon which a Tax Event Redemption is to occur.

         "TRADES" means the Treasury/Reserve Automated Debt Entry System maintained by the Federal Reserve Bank of New York pursuant to the TRADES Regulations.

         "TRADES Regulations" means the regulations of the United States Department of the Treasury, published at 31 C.F.R. Part 357, as amended from time to time. Unless otherwise defined herein, all terms defined in the TRADES Regulations are used herein as therein defined.

         "Transfer" means, except as otherwise expressly provided herein, with respect to the Collateral and in accordance with the instructions of the Collateral Agent, the Purchase Contract Agent or the Holder, as applicable:

                  (i) in the case of Collateral consisting of securities which cannot be delivered by book-entry or which the parties agree are to be delivered in physical form, delivery in appropriate physical form to the recipient accompanied by any duly executed instruments of transfer, assignments in blank, transfer tax stamps and any other documents necessary to constitute a legally valid transfer to the recipient; and

                  (ii) in the case of Collateral consisting of securities maintained in book-entry form by causing a "securities intermediary" (as defined in Section 8-102(a)(14) of the Code) to (a) credit a "security entitlement" (as defined in Section 8-102(a)(17) of the Code) with respect to such securities to a "securities account" (as defined in Section 8-501(a) of the Code) maintained by or on behalf of the recipient and (b) to issue a confirmation to the recipient with respect to such credit. In the case of Collateral to be delivered to the Collateral Agent, the Securities Intermediary shall be the securities intermediary and the securities account shall be the Collateral Account. In addition, any Transfer of Treasury Securities hereunder shall be made in accordance with the TRADES Regulations and other applicable law.

                  "Treasury Securities" has the meaning specified in the Recitals.

                  "Units" has the meaning specified in the Recitals.

                  "Value" with respect to any item of Collateral on any date means, as to (i) a Note, the principal amount thereof, (ii) Cash, the face amount thereof, (iii) the Treasury Portfolio, the aggregate principal amount thereof at maturity, and (iv) Treasury Securities, the aggregate principal amount thereof at maturity.

                                   ARTICLE II

                         PLEDGE; CONTROL AND PERFECTION

         SECTION 2.1 The Pledge.

         (a) The Holders from time to time as beneficial owners of the Collateral (as defined below) acting through the Purchase Contract Agent, as their attorney-in-fact, and the Purchase Contract Agent, hereby pledge and grant to the Collateral Agent, for the benefit of the Company to secure the prompt and complete payment and performance when due (whether at stated settlement, early settlement, by acceleration or otherwise) of the obligations of the Holders under the Purchase Contracts, as collateral security for the performance when due by such Holders of their respective obligations under the related Purchase Contracts, a continuing first priority security interest in and lien upon and right of set off against such Holder's right, title and interest in:

                  (i) (A) the Notes, any Applicable Ownership Interest in the Treasury Portfolio and Treasury Securities constituting a part of the Units, (B) any Treasury Securities delivered in exchange for any Notes or any Applicable Ownership Interest in the Treasury Portfolio, as applicable, in accordance with Section 4.1 hereof, and (C) any Notes or any Applicable Ownership Interest in the Treasury Portfolio, as applicable, delivered in exchange for any Treasury Securities in accordance with Section 4.2 hereof, in each case, that have been transferred to or otherwise received by the Collateral Agent and not released by the Collateral Agent to such Holders under the provisions of this Agreement;

                  (ii) payments made by Holders pursuant to Section 4.4 hereof;

                  (iii) the Collateral Account and all securities, financial assets, security entitlements, cash and other property credited thereto and all Security Entitlements related thereto; and

                  (iv) all Proceeds of the foregoing (all of the foregoing, collectively, the "Collateral").

         (b) Prior to or concurrently with the execution and delivery of this Agreement, the Purchase Contract Agent, on behalf of the initial Holders of the Units, shall cause the Notes comprising a part of the Normal Units to be Transferred to the Collateral Agent for the benefit of the Company. The Collateral Agent shall have all of the rights, remedies and recourses with respect to the Collateral afforded a secured party by the Code, in addition to, and not in limitation of, the other rights, remedies and recourses afforded to the Collateral Agent by this Agreement.

         (c) Subsequent to the date of initial issuance of the Units, the Purchase Contract Agent shall file or cause to be filed a financing statement prepared by the Company in the State of New York, Office of the Secretary of State and any other jurisdictions which the Company deems necessary. The Purchase Contract Agent, as attorney-in-fact for the Holders as debtors, shall sign a financing statement describing the Collateral.

         (d) The pledge provided in this Section 2.1 is herein referred to as the "Pledge" and the Notes (or the Notes that are delivered pursuant to Section
6.2 hereof), any Applicable Ownership Interest in the Treasury Portfolio or Treasury Securities subject to the Pledge, excluding any Notes, any Applicable Ownership Interest in the Treasury Portfolio or any Treasury Securities released from the Pledge as provided in Sections 4.1 and 4.2 hereof, respectively, are hereinafter referred to as "Pledged Notes," "Pledged Applicable Ownership Interest in the Treasury Portfolio" or "Pledged Treasury Securities" respectively. Subject to the Pledge and the provisions of Section 2.2 hereof, the Holders from time to time shall have full beneficial ownership of the Collateral. For purposes of perfecting the Pledge under applicable law, including, to the extent applicable, the TRADES Regulations or the Code as adopted and in effect in any applicable jurisdiction, the Collateral Agent shall be the agent of the Company as provided herein. Whenever directed by the Collateral Agent acting on behalf of the Company, the Securities Intermediary shall have the right to re-register in its name the Notes or any other securities held in physical form.

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

         (e) Except as may be required in order to release Pledged Notes or Pledged Applicable Ownership Interest in the Treasury Portfolio, as applicable, in connection with a Tax Event Redemption or with a Holder's election to convert its investment from a Normal Unit to a Stripped Unit, or except as otherwise required to release Pledged Notes as specified herein, neither the Collateral Agent, the Custodial Agent nor the Securities Intermediary shall relinquish physical possession of any certificate evidencing a Note prior to the termination of this Agreement, provided, however, that if the Notes are issued in whole or in part in the form of global Notes, such Notes may be held in any clearing corporation in an account including only assets of customers of the Collateral Agent or Securities Intermediary. If it becomes necessary for the Securities Intermediary to relinquish physical possession of a certificate in order to release a portion of the Pledged Notes evidenced thereby from the Pledge, the Company or the Purchase Contract Agent shall use its best efforts to obtain physical possession of a replacement certificate evidencing any Notes remaining subject to the Pledge hereunder registered to the Securities Intermediary or endorsed in blank (or accompanied by a bond power endorsed in blank) within fifteen calendar days of the date the Securities Intermediary relinquished possession. The Securities Intermediary shall promptly notify the Company and the Collateral Agent of the Securities Intermediary's failure to obtain possession of any such replacement certificate as required hereby.

         (f) Notwithstanding anything contained herein to the contrary, for avoidance of doubt, the Cash payments at the rate of ___% per year of the Stated Amount of the Normal Units to Holders of Normal Units shall not be subject to the Pledge and therefore are not part of the Collateral.

         SECTION 2.2 Control and Perfection.

         (a) In connection with the Pledge granted in Section 2.1, and subject to the other provisions of this Agreement, the Holders from time to time acting through the Purchase Contract Agent, as their attorney-in-fact, hereby authorize and direct the Securities Intermediary (without the necessity of obtaining the further consent of the Purchase Contract Agent or any of the Holders), and the Securities Intermediary agrees, to comply with and follow any instructions and entitlement orders (as defined in Section 8-102(a)(8) of the Code) that the Collateral Agent may deliver with respect to the Collateral Account, the Collateral credited thereto and any Security Entitlements with respect to any thereof. In the event the Securities Intermediary receives from the Holders or the Purchase Contract Agent entitlement orders which conflict with entitlement orders received from the Collateral Agent, the Securities Intermediary shall follow the entitlement orders received from the Collateral Agent. Such instructions and entitlement orders may, without limitation, direct the Securities Intermediary to transfer, redeem, assign, or otherwise deliver the Notes, any Applicable Ownership Interest in the Treasury Portfolio, the Treasury Securities, and any Security Entitlements with respect thereto or sell, liquidate or dispose of such assets through a broker designated by the Company, and to pay and deliver any income, proceeds or other funds derived therefrom to the Company. The Holders from time to time acting through the Purchase Contract Agent hereby further authorize and direct the Collateral Agent, as agent of the Company, to itself issue instructions and entitlement orders, and to otherwise take action, with respect to the Collateral Account, the Collateral credited thereto and any Security Entitlements with respect thereto, pursuant to the terms and provisions hereof, all without the necessity of obtaining the further consent of the Purchase Contract Agent or any of the Holders. The Collateral Agent shall be the agent of the Company and shall act only in accordance with the terms hereof or as otherwise directed in writing by the Company. Without limiting the generality of the foregoing, the Collateral Agent shall issue entitlement orders to the Securities Intermediary when and as directed in writing by the Company.

         (b) The Collateral Agent hereby confirms and agrees that:

                  (i) all securities or other property underlying any financial assets credited to the Collateral Account shall be registered in the name of the Collateral Agent, or its nominee, indorsed to the Collateral Agent, or its nominee, or in blank or credited to another Collateral Account maintained in the name of the Collateral Agent and in no case will any financial asset credited to the Collateral Account be registered in the name of the Purchase Contract Agent, the Company or any Holder, payable to the order of, or specially indorsed to, the Purchase Contract Agent, the Company or any Holder;

                  (ii) all property delivered to the Collateral Agent pursuant to this Pledge Agreement (including, without limitation, any Notes, any Applicable Ownership Interest in the Treasury Portfolio or Treasury Securities) will be promptly credited on the books of the Securities Intermediary to the Collateral Account;

                  (iii) the Collateral Account is an account to which financial assets are or may be credited, and the Securities Intermediary shall, subject to the terms of this Agreement, treat the Collateral Agent as entitled to exercise the rights of any financial asset credited to the Collateral Account;

                  (iv) the Securities Intermediary has not entered into, and until the termination of this Agreement will not enter into, any agreement with any other Person relating to the Collateral Account and/or any financial assets credited thereto pursuant to which it has agreed to comply with entitlement orders (as defined in Section 8-102(a)(8) of the Code) of such other Person;

                  (v) the Securities Intermediary has not entered into, and until the termination of this Agreement will not enter into, any agreement with the Company, the Collateral Agent or the Purchase Contract Agent purporting to limit or condition the obligation of the Securities Intermediary to comply with entitlement orders as set forth in this Section 2.2 hereof; and

         (c) The Securities Intermediary agrees that each item of property (whether investment property, financial asset, security, instrument or cash) credited to the Collateral Account shall be treated as a "financial asset" within the meaning of Section 8-102(a)(9) of the Code.

         (d) In the event of any conflict between this Agreement (or any portion thereof) and any other agreement now existing or hereafter entered into, the terms of this Agreement shall prevail.

         (e) The Purchase Contract Agent hereby irrevocably constitutes and appoints the Collateral Agent and the Company, with full power of substitution, as the Purchase Contract Agent's attorney-in-fact to take on behalf of, and in the name, place and stead of, the Purchase Contract Agent and the Holders, any action necessary or desirable to perfect and to keep perfected the security interest in the Collateral referred to in Section 2.1. The grant of such power-of-attorney shall not be deemed to require of the Collateral Agent any specific duties or obligations not otherwise assumed by the Collateral Agent hereunder. Notwithstanding the foregoing, in no event shall the Collateral Agent or Securities Intermediary be responsible for the preparation or filing of any financing or continuation statements in the appropriate jurisdictions or responsible for maintenance or perfection of any security interest hereunder.

                                   ARTICLE III

                         PAYMENTS ON PLEDGED COLLATERAL

         SECTION 3.1 Payments.

         So long as the Purchase Contract Agent is the registered owner of the Pledged Notes, Pledged Applicable Ownership Interest in the Treasury Portfolio or Pledged Treasury Securities, it shall receive all payments thereon. If the Pledged Notes are reregistered, such that the Collateral Agent becomes the registered holder, all payments of principal and all payments of the principal of, or cash distributions on, any Pledged Treasury Securities or any Pledged Applicable Ownership Interest in the Treasury Portfolio, that are received by the Collateral Agent and that are properly payable hereunder, shall be paid by the Collateral Agent by wire transfer in same day funds:

                  (i) in the case of (1) any interest payments with respect to the Pledged Notes or Pledged Applicable Ownership Interest (as specified in clause (B) of the definition of Applicable Ownership Interest) in the Treasury Portfolio, as the case may be, and (2) any payments of principal with respect to any Notes or Applicable Ownership Interest (as specified in clause (A) of the definition of such term) in the Treasury Portfolio, as the case may be, that have been released from the Pledge pursuant to Section 4.3 hereof, to the Purchase Contract Agent, for the benefit of the relevant Holders of the Normal Units, to the account designated by the Purchase Contract Agent for such purpose, no later than 2:00 p.m. (New York City time) on the Business Day such payment is received by the Collateral Agent (provided that in the event such payment is received by the Collateral Agent on a day that is not a Business Day or after 12:30 p.m. (New York City time) on a Business Day, then such payment shall be made no later than 10:30 a.m. (New York City time) on the next succeeding Business Day);

                  (ii) in the case of any payments with respect to any Treasury Securities that have been released from the Pledge pursuant to Section
         4.3 hereof, to the Purchase Contract Agent, for the benefit of the Holders of the Stripped Units to the accounts designated by them in writing for such purpose, no later than 2:00 p.m. (New York City time) on the Business Day such payment is received by the Collateral Agent (provided that in the event such payment is received by the Collateral Agent on a day that is not a Business Day or after 12:30 p.m. (New York City time) on a Business Day, then such payment shall be made no later than 10:30 a.m. (New York City time) on the next succeeding Business
         Day); and

                  (iii) in the case of payments in respect of any Pledged Notes, the Pledged Applicable Ownership Interest (as specified in clause (A) of the definition of such term) in the Treasury Portfolio or Pledged Treasury Securities, as the case may be, to be paid upon settlement of such Holder's obligations to purchase Common Stock under the Purchase Contract, to the Company on the Stock Purchase Date in accordance with the procedure set forth in Section 4.5(a) or 4.5(b) hereof, in full satisfaction of the respective obligations of the Holders under the related Purchase Contracts and to the extent such payments exceeds the Purchase Price to the Purchase Contract Agent for the benefit of the Holders.

         SECTION 3.2 Application of Payments.

         All payments received by the Purchase Contract Agent as provided herein shall be applied by the Purchase Contract Agent pursuant to the provisions of the Purchase Contract Agreement. If, notwithstanding the foregoing, the Purchase Contract Agent shall receive any payments of the principal amount of any Note or the Applicable Ownership Interest (as specified in clause (A) of the term as defined in the Purchase Contract Agreement) in the Treasury Portfolio, as applicable, that, at the time of such payment, is a Pledged Note, or Pledged Applicable Ownership Interest in the Treasury Portfolio, as the case may be, or a Holder of a Stripped Unit shall receive any payments of principal on account of any Treasury Securities that, at the time of such payment, are Pledged Treasury Securities, the Purchase Contract Agent or such Holder shall hold the same as trustee of an express trust for the benefit of the Company (and promptly deliver the same over to the Company) for application to the obligations of the Holders under the related Purchase Contracts, and the Holders shall acquire no right, title or interest in any such payments of principal so received.

                                   ARTICLE IV

             SUBSTITUTION, RELEASE, REPLEDGE AND SETTLEMENT OF NOTES

         SECTION 4.1 Collateral Substitution and the Creation of Stripped Units.

         (a) Except as otherwise provided in this Section 4.1, so long as a Tax Event Redemption has not occurred, at any time on or prior to 10:00 a.m. (New York City time) on the tenth Business Day immediately preceding the Stock Purchase Date, a Holder of Normal Units shall have the right to substitute Treasury Securities for the Pledged Notes or Pledged Applicable Ownership Interest in the Treasury Portfolio, as the case may be, securing such Holder's obligations under the Purchase Contracts comprising a part of such Normal Units (a "Collateral Substitution"), in integral multiples of 20 Normal Units, or after a remarketing of the Notes pursuant to the Purchase Contract Agreement or a Tax Event Redemption, in integral multiples of Normal Units such that Treasury Securities to be deposited and the Applicable Ownership Interest in the Treasury Portfolio to be released are in integral multiples of $1,000, by (x) a Transfer to the Collateral Agent of Treasury Securities having an aggregate principal amount equal to the aggregate Stated Amount of such Normal Units and (y) delivery of such Normal Units to the Purchase Contract Agent, accompanied by a notice, substantially in the form of Exhibit B hereto, to the Purchase Contract Agent stating that such Holder has Transferred Treasury Securities to the Collateral Agent pursuant to this Section 4.1 (stating the principal amount and the CUSIP numbers of the Treasury Securities Transferred by such Holder) and requesting that the Purchase Contract Agent instruct the Collateral Agent to release from the Pledge the Pledged Notes or Pledged Applicable Ownership Interest in the Treasury Portfolio, as the case may be, related to such Normal Units, whereupon the Purchase Contract Agent shall promptly give such instruction in writing to the Collateral Agent substantially in the form provided in Exhibit A. Notwithstanding the foregoing, a Holder may not substitute Treasury Securities for Pledged Notes or Pledged Applicable Ownership Interest in the Treasury Portfolio pursuant to this Section 4.1 on or after 10:00 a.m. (New York City time) (i) on the fourth Business Day immediately preceding the Initial Remarketing Date until the Business Day immediately following such Initial Remarketing Date; (ii) on the fourth Business Day immediately preceding any subsequent Remarketing Period until the Business Day immediately following such Remarketing Period; and (iii) on or after 10:00 a.m. (New York City time) on the tenth Business Day immediately preceding the Stock Purchase Date. Upon receipt of Treasury Securities from a Holder of Normal Units and the related written instruction from the Purchase Contract Agent, in accordance with the terms of this Agreement, the Collateral Agent shall release the Pledged Notes or the Pledged Applicable Ownership Interest in the Treasury Portfolio, as the case may be, and shall promptly Transfer such Pledged Notes, or Pledged Applicable Ownership Interest in the Treasury Portfolio, as the case may be, free and clear of any lien, pledge or security interest created under this Agreement, to the Purchase Contract Agent. All items Transferred and/or substituted by any Holder pursuant to this Section 4.1, Section 4.2 or any other Section of this Agreement shall be Transferred and/or substituted free and clear of all liens, claims and encumbrances.

         (b) Holders of Normal Units who create Stripped Units shall be responsible for any fees or expenses payable to the Collateral Agent for its services as Collateral Agent in respect of the substitution, and the Company shall not be responsible for any such fees or expenses.

         SECTION 4.2 Collateral Substitution and the Re-Creation of Normal
                     Units.

         (a) Except as otherwise provided in this Section 4.2, at any time on or prior to 10:00 a.m. (New York City time) on the tenth Business Day immediately preceding the Stock Purchase Date, a Holder of Stripped Units shall have the right to reestablish Normal Units by (a) consisting of the Purchase Contracts and Notes in integral multiples of 20 Normal Units, or (b) after a successful remarketing of the Notes pursuant to the Purchase Contract Agreement or a Tax Event Redemption, consisting of the Purchase Contracts and the Applicable Ownership Interest in the Treasury Portfolio in integral multiples of Stripped Units such that the Applicable Ownership Interest in the Treasury Portfolio to be deposited, and the Treasury Securities to be released are in integral multiples of $1,000, a (x) Transferring to the Collateral Agent Notes or the Applicable Ownership Interest (as defined in clause (A) of the definition of such term) in the Treasury Portfolio, as the case may be, then comprising such number of Normal Units as is equal to such Stripped Units and (y) by delivery of such Stripped Units, accompanied by a notice, substantially in the form of Exhibit B hereto, to the Purchase Contract Agent stating that such Holder has transferred Notes or Applicable Ownership Interests in the Treasury Portfolio to the Collateral Agent pursuant to this Section 4.2 and requesting that the Purchase Contract Agent instruct the Collateral Agent to release from the Pledge the Pledged Treasury Securities related to such Stripped Units, whereupon the Purchase Contract Agent shall instruct the Collateral Agent substantially in the form provided in Exhibit A. Notwithstanding the foregoing, a Holder of Stripped Units shall not have the right to reestablish Normal Units pursuant to this
Section 4.2 on or after 10:00 a.m. (New York City time) (i) on the fourth Business Day immediately preceding the Initial Remarketing Date until the Business Day immediately following such Initial Remarketing Date; (ii) on the fourth Business Day immediately preceding any Subsequent Remarketing Period until the Business Day immediately following such Remarketing Period; and (iii) on or after 10:00 a.m. (New York City time) on the tenth Business Day immediately preceding the Stock Purchase Date. Upon receipt of the Notes or Applicable Ownership Interest in the Treasury Portfolio, as the case may be, from such Holder and the instruction from the Purchase Contract Agent, the Collateral Agent, in accordance with the terms of this Agreement, shall release the Pledged Treasury Securities and shall promptly transfer such Pledged Treasury Securities, free and clear of any lien, pledge or security interest created under this Agreement to the Purchase Contract Agent.

         (b) Holders of Stripped Units who reestablish Normal Units shall be responsible for any fees or expenses payable to the Collateral Agent for its services as Collateral Agent in respect of the substitution, and the Company shall not be responsible for any such fees or expenses.

         SECTION 4.3 Termination Event.

         (a) Upon receipt by the Collateral Agent of written notice from the Company or the Purchase Contract Agent that a Termination Event has occurred, the Collateral Agent shall release all Collateral from the Pledge and shall promptly transfer any (1) Pledged Notes, (2) Pledged Applicable Ownership Interest in the Treasury Portfolio or (3) Pledged Treasury Securities, as the case may be, to the Purchase Contract Agent for the benefit of the Holders of the Normal Units and the Stripped Units, respectively, free and clear of any lien, pledge or security interest or other interest created hereby.

         (b) If such Termination Event shall result from the Company's becoming a debtor under the Bankruptcy Code, and if the Collateral Agent shall for any reason fail to promptly effectuate the release and transfer of all Pledged Notes, Pledged Applicable Ownership Interest in the Treasury Portfolio, or Pledged Treasury Securities, as the case may be, as provided by this Section 4.3, the Purchase Contract Agent shall:

                  (i) use its best efforts to obtain at the expense of the Company an opinion of a nationally recognized law firm reasonably acceptable to the Collateral Agent to the effect that, as a result of the Company's being the debtor in such a bankruptcy case, the Collateral Agent will not be prohibited from releasing or transferring the Collateral as provided in this Section 4.3, and shall deliver such opinion to the Collateral Agent within ten days after the occurrence of such Termination Event, and if (y) the Purchase Contract Agent shall be unable to obtain such opinion within ten days after the occurrence of such Termination Event or (z) the Collateral Agent shall continue, after delivery of such opinion, to refuse to effectuate the release and transfer of all Pledged Notes, Pledged Applicable Ownership Interest in the Treasury Portfolio or Pledged Treasury Securities, as the case may be, as provided in this Section 4.3, then the Purchase Contract Agent shall within fifteen days after the occurrence of such Termination Event commence an action or proceeding in the court with jurisdiction of the Company's case under the Bankruptcy Code seeking an order requiring the Collateral Agent to effectuate the release and transfer of all Pledged Notes, Pledged Applicable Ownership Interest in the Treasury Portfolio or Pledged Treasury Securities, as the case may be, as provided by this Section 4.3, or

                  (ii) commence an action or proceeding like that described in subsection (i)(z) hereof within ten days after the occurrence of such Termination Event.

         SECTION 4.4 Early Settlement; Merger Early Settlement; Cash Settlement.

         (a) Unless a Holder has effected a Merger Early Settlement or a Termination Event shall have occurred, such Holder may, at its option, effect an Early Settlement at any time of Purchase Contracts underlying Units having an aggregate Stated Amount equal to $1,000 or an integral multiple thereof, provided that Holders may not effect an Early Settlement after 10:00 a.m. (New York City time) (i) on the fourth Business Day immediately preceding the Initial Remarketing Date until the next Business Day immediately following the Initial Remarketing Date; (ii) on the fourth Business Day immediately preceding any Subsequent Remarketing Period until the next Business Day immediately following either a Subsequent Remarketing Date or a Terminated Remarketing Period, as the case may be; or, (iii) on or after the tenth Business Day immediately preceding the Stock Purchase Date.

         (b) Upon written notice to the Collateral Agent by the Purchase Contract Agent that one or more Holders of Units have elected to effect Early Settlement, Merger Early Settlement or Cash Settlement of their respective obligations under the Purchase Contracts forming a part of such Units in accordance with the terms of the Purchase Contracts and the Purchase Contract Agreement (setting forth the number of such Purchase Contracts as to which such Holders have elected to effect Early Settlement, Merger Early Settlement or Cash Settlement), and that the Purchase Contract Agent has received from such Holders, and paid to the Company, as confirmed to the Collateral Agent in writing by the Company, the related Early Settlement Amounts, Merger Early Settlement Amounts or Cash Settlement Amounts, as the case may be, pursuant to the terms of the Purchase Contracts and the Purchase Contract Agreement and that all conditions to such Early Settlement, Merger Early Settlement or Cash Settlement, as the case may be, have been satisfied, then the Collateral Agent shall release from the Pledge (a) Pledged Notes or Pledged Applicable Ownership Interest in the Treasury Portfolio, as the case may be, in the case of a Holder of Normal Units or (b) Pledged Treasury Securities, in the case of a Holder of Stripped Units, relating to such Purchase Contracts as to which such Holders have elected to effect Early Settlement, Merger Early Settlement or Cash Settlement, and shall transfer all such Pledged Notes, Pledged Applicable Ownership Interest in the Treasury Portfolio or Pledged Treasury Securities, as the case may be, free and clear of the Pledge created hereby, to the Purchase Contract Agent for the benefit of such Holders.

         (c) If a Holder of a Unit notifies the Purchase Contract Agent, as provided in Section 5.4(a)(i) of the Purchase Contract Agreement, of its intention to effect Cash Settlement, but fails to pay the Purchase Price in cash as required by Section 5.4(a)(i) of the Purchase Contract Agreement, such Holder will be deemed to have such Notes remarketed pursuant to the Purchase Contract Agreement and Indenture as if it had not notified the Purchase Contract Agent as stated above. In addition, in the event the Notes are not Remarketed on or prior to the third Business Day prior to the Stock Purchase Date, such Last Failed Remarketing as described in Section 5.4(b)(ii) of the Purchase Contract Agreement, shall constitute an event of default hereunder by such Holder and the Collateral Agent, for the benefit of the Company, will exercise its rights as a secured party with respect to such Pledged Notes and at the direction of the Company retain or dispose of the Collateral in accordance with applicable law.

         (d) Upon receipt by the Collateral Agent of payment of the Cash required to settle such Purchase Contract by such Holder on or prior to 10:00 a.m. (New York City time) on the tenth Business Day immediately preceding the Stock Purchase Date by wire transfer in immediately available funds payable to or upon the order of the Company, the Collateral Agent shall, at the written direction of the Company, promptly invest any cash received from a Holder in connection with a Cash Settlement in Permitted Investments; provided, however, that if the Company fails to deliver such instructions by 10:00 a.m. (New York City time) on the date of any such investment, the Collateral Agent shall invest such Cash in the Permitted Investments described in clause (i) of the definition of Permitted Investments. Upon receipt of the proceeds upon the maturity of the Permitted Investments on the Stock Purchase Date, the Collateral Agent shall pay the portion of such proceeds and deliver the funds so wired, in an aggregate amount equal to the Purchase Price, to the Company on the Purchase Contract Date, and shall distribute any funds in respect of the interest earned from the Permitted Investments to the Purchase Contract Agent for payment to the Holders whose Purchase Contracts were settled prior to the Stock Purchase Date, as contemplated by this Section, on a pro rata basis.

         SECTION 4.5 Remarketing; Application of Proceeds; Settlement.

         (a) Pursuant to the Purchase Contract Agreement, the Purchase Contract Agent shall notify the Remarketing Agent and the Collateral Agent, by 10:00 a.m. (New York City time) on the third Business Day preceding a Remarketing Date, of the aggregate principal amount of Notes comprising part of Normal Units to be remarketed. In the case of a successful remarketing prior to the third Business Day immediately preceding the Stock Purchase Date, after deducting as the remarketing fee an amount not exceeding 25 basis points (.25%) of the total proceeds of such remarketing of such Pledged Notes, the Remarketing Agent will deliver the Agent-purchased Treasury Consideration (as defined in the Purchase Contract Agreement) purchased from the proceeds of the remarketing, to the Purchase Contract Agent, which shall thereupon deliver such Agent-purchased Treasury Consideration to the Collateral Agent. Upon receipt of the Agent-purchased Treasury Consideration from the Purchase Contract Agent following a successful remarketing, (i) the Collateral Agent, for the benefit of the Company, shall thereupon hold in the Collateral Account such Agent-purchased Treasury Consideration to secure such Normal Units Holders' obligations under the Purchase Contracts and to fund the quarterly interest payment due to Normal Units Holders on the Stock Purchase Date, and (ii) the remaining portion, if any, of the proceeds of such successful remarketing shall be distributed by the Remarketing Agent to the Purchase Contract Agent for payment to such Normal Units Holders participating in such remarketing. On the Stock Purchase Date, the Collateral Agent shall, at the direction of the Company, (i) apply that portion of the payments received in respect of the Pledged Applicable Ownership Interests to the Treasury Portfolio equal to the aggregate Stated Amount of the related Normal Units to satisfy in full the obligations of such Normal Units Holders to pay the Purchase Price under the related Purchase Contracts and (ii) apply the remaining portion to pay the quarterly interest payment due to Normal Units Holders on the Stock Purchase Date, which such quarterly interest payment shall be paid in an amount equal to the Coupon Rate for such quarterly interest payment.

         (b) If a Holder of Normal Units, pursuant to the Purchase Contract Agreement, elects not to participate in the remarketing and retains the Notes underlying such Units and delivers the appropriate Opt-out Treasury Consideration to the Purchase Contract Agent, the Purchase Contract Agent, upon receipt thereof, shall deliver such Opt-out Treasury Consideration to the Collateral Agent. The Collateral Agent will hold Opt-out Treasury Consideration in a separate account from the Collateral Account. On the Remarketing Settlement Date, the Collateral Agent, for the benefit of the Company shall thereupon transfer to the Collateral Account such Opt-out Treasury Consideration to secure such Normal Units Holder's obligations under the Purchase Contract constituting a part of the Holder's Normal Units, in substitution for the Pledged Notes and to fund the quarterly interest payment due to Normal Units Holders on the Stock Purchase Date and deliver the applicable Notes to their Holders. On the first Business Day, immediately following a Terminated Remarketing Period, the Collateral Agent will Transfer the Opt-out Treasury Consideration to the Purchase Contract Agent and the Purchase Contract Agent will transfer promptly such Opt-out Treasury Consideration to the appropriate Holders. A Holder that does not so deliver the Opt-out Treasury Consideration pursuant to this clause
(b) shall be deemed to have elected to participate in the remarketing.

         (c) In the event the sum of the Proceeds from the related Pledged Treasury Securities or Applicable Ownership Interest (as defined in clause (A) of the definition of such term) in the Treasury Portfolio, as the case may be, and the investment earnings from the investment in overnight Permitted Investments is in excess of the aggregate Purchase Price of the Purchase Contracts being settled thereby, the Collateral Agent shall remit such excess, when received, to the Purchase Contract Agent for the benefit of the Holders on a pro rata basis.

         (d) The Remarketing Agent shall attempt to remarket the Notes in accordance with the procedures set forth in the Purchase Contract Agreement and the Remarketing Agreement. Promptly following a Terminated Remarketing Period or the Last Failed Remarketing, the Remarketing Agent shall deliver to the Collateral Agent, Purchase Contract Agent, Trustee, Company and the Depositary a written notice of such terminated or failed remarketing. If by 4:00 p.m. (New York City time) on the third Business Day immediately preceding the Stock Purchase Date, the Remarketing Agent has failed to remarket the Notes for not less than 100.25% of the Remarketing Value or the Remarketing Agent has determined that the remarketing may not be commenced or consummated pursuant to applicable law, then the Last Failed Remarketing shall be deemed to have occurred. In this case, the Remarketing Agent shall advise the Collateral Agent and the Company in writing that it cannot remarket the related Pledged Notes of such Holders of Normal Units. The Collateral Agent, for the benefit of the Company, may exercise its rights as a secured party with respect to such Notes and at the direction of the Company, retain or dispose of the Pledged Notes in accordance with applicable law and satisfy in full, from any such disposition or retention, such Holders' obligations to pay the Purchase Price for the Common Stock; provided, that if upon the Last Failed Remarketing, the Collateral Agent delivers the Notes to the Company in full satisfaction of the Holder's obligation under the Purchase Contract, any accumulated and unpaid interest on such Notes will become payable by the Company to the Purchase Contract Agent for payment to the Holder of the Normal Units to which such Notes relate in accordance with the Purchase Contract Agreement.

         (e) In the event a Holder of Stripped Units has not made a Cash Settlement, Early Settlement or Merger Early Settlement of the Purchase Contracts underlying its Stripped Units, such Holder shall be deemed to have elected to pay for the shares of Common Stock to be issued under such Purchase Contracts from the payments received in respect of the related Pledged Treasury Securities. Without receiving any instruction from any such Holder, the Collateral Agent shall apply such payments to the settlement of such Purchase Contracts on the Stock Purchase Date. In the event the payments received in respect of the related Pledged Treasury Securities are in excess of the aggregate Purchase Price of the Purchase Contracts being settled thereby, the Collateral Agent shall distribute such excess, when received, to the Purchase Contract Agent for the benefit of such Holders of Stripped Units on a pro rata basis.

         (f) Beginning on the Payment Date immediately preceding August 16, 2005, holders of Separate Notes may elect, pursuant to the Indenture, at any time to have their Separate Notes remarketed by delivering their Separate Notes, together with a notice of such election, substantially in the form of Exhibit B to the Indenture to the Collateral Agent provided that such Holder may not make such election later than 10:00 a.m. (New York City time) on the fourth Business Day (i) immediately preceding the Initial Remarketing Date until the Business Day immediately following the Initial Remarketing Date, (ii) immediately preceding a Remarketing Period until the Business Day immediately following such Remarketing Period or (iii) the tenth Business Day immediately preceding the Stock Purchase Date. On the third Business Day immediately preceding any Remarketing Date, no later than 10:00 a.m. (New York City time) the Collateral Agent shall notify the Remarketing Agent of the aggregate number of Separate Notes to be remarketed. The Collateral Agent will hold such Separate Notes in an account separate from the Collateral Account. A holder of Separate Notes electing to have its Separate Notes remarketed will also have the right to withdraw such election by written notice to the Custodial Agent, substantially in the form of Exhibit C hereto, provided that such Holder may not withdraw such election later than 10:00 a.m. (New York City time) on the fourth Business Day
(i) immediately preceding the Initial Remarketing Date until the Business Day immediately following the Initial Remarketing Date, (ii) immediately preceding a Remarketing Period until the Business Day immediately following such Remarketing Period, or (iii) the tenth Business Day immediately preceding the Stock Purchase Date, upon which notice the Collateral Agent will return such Separate Notes to such Holder. The portion of the proceeds from such remarketing equal to the amount calculated in respect of such Separate Notes as set forth in Section 5.4(b) of the Purchase Contract Agreement will automatically be remitted by the Remarketing Agent to the Collateral Agent for the benefit of the holders of such Separate Notes. In addition, after deducting as the remarketing fee an amount not exceeding 25 basis points (.25%) of the total proceeds of such remarketing of such Separate Notes, the Remarketing Agent will remit to the Collateral Agent the remaining portion of the proceeds, if any, for the benefit of such holders of such Separate Notes. If, despite using its reasonable best efforts, the Remarketing Agent advises the Collateral Agent in writing that there has been a Terminated or Last Failed Remarketing, as the case may be, the Remarketing Agent will promptly return such Separate Notes to the Collateral Agent for redelivery to such holders of such Separate Notes.

                                    ARTICLE V

                              VOTING RIGHTS-- NOTES

         SECTION 5.1 Exercise by Purchase Contract Agent.

         The Purchase Contract Agent may exercise, or refrain from exercising, any and all voting and other consensual rights pertaining to the Pledged Notes or any part thereof for any purpose not inconsistent with the terms of this Agreement and in accordance with the terms of the Purchase Contract Agreement; provided that the Purchase Contract Agent shall not exercise or, as the case may be, shall not refrain from exercising such right if, in the judgment of the Company, such action would impair or otherwise have a material adverse effect on the value of all or any of the Pledged Notes; and provided further that the Purchase Contract Agent shall give the Company and the Collateral Agent at least five days' prior written notice of the manner in which it intends to exercise, or its reasons for refraining from exercising, any such right. Upon receipt of any notices and other communications in respect of any Pledged Notes, including notice of any meeting at which holders of Notes are entitled to vote or solicitation of consents, waivers or proxies of holders of Notes, the Collateral Agent shall use reasonable efforts to send promptly to the Purchase Contract Agent such notice or communication, and as soon as reasonably practicable after receipt of a written request therefor from the Purchase Contract Agent, execute and deliver to the Purchase Contract Agent such proxies and other instruments in respect of such Pledged Notes (in form and substance satisfactory to the Collateral Agent) as are prepared by the Purchase Contract Agent with respect to the Pledged Notes.

                                   ARTICLE VI

                    RIGHTS AND REMEDIES; TAX EVENT REDEMPTION

         SECTION 6.1 Rights and Remedies of the Collateral Agent.

         (a) In addition to the rights and remedies available at law or in equity, after an event of default under the Purchase Contracts, the Collateral Agent shall have all of the rights and remedies with respect to the Collateral of a secured party under the Uniform Commercial Code (the "Code") (or any successor thereto) as in effect in the State of New York from time to time (whether or not in effect in the jurisdiction where the rights and remedies are asserted) and the TRADES Regulations and such additional rights and remedies to which a secured party is entitled under the laws in effect in any jurisdiction where any rights and remedies hereunder may be asserted. Wherever reference is made in this Agreement to any section of the Code, such reference shall be deemed to include a reference to any provision of the Code which is a successor to, or amendment of, such section. Without limiting the generality of the foregoing, such remedies may include, to the extent permitted by applicable law,
(i) retention of the Pledged Notes or other Collateral in full satisfaction of the Holders' obligations under the Purchase Contracts or (ii) sale of the Pledged Notes or other Collateral in one or more public or private sales, in each case at the written direction of the Company.

         (b) Without limiting any rights or powers otherwise granted by this Agreement to the Collateral Agent, in the event the Collateral Agent is unable to make payments to the Company on account of any Pledged Applicable Ownership Interest in the Treasury Portfolio or Pledged Treasury Securities as provided in
Article III hereof in satisfaction of the obligations of the Holder of the Units of which such Pledged Applicable Ownership Interest in the Treasury Portfolio or Pledged Treasury Securities, as the case may be, is a part under the related Purchase Contracts, the inability to make such payments shall constitute an event of default under the Purchase Contracts and the Collateral Agent shall have and may exercise, with reference to such Pledged Applicable Ownership Interest in the Treasury Portfolio or Pledged Treasury Securities, as the case may be, and such obligations of such Holder, any and all of the rights and remedies available to a secured party under the Code and the TRADES Regulations after default by a debtor, and as otherwise granted herein or under any other law.

         (c) Without limiting any rights or powers otherwise granted by this Agreement to the Collateral Agent, the Collateral Agent is hereby irrevocably authorized to receive and collect all payments of (i) the principal amount of, or interest on, the Pledged Notes, or (ii) the principal amount of, or interest (if any) on, the Pledged Applicable Ownership Interest in the Treasury Portfolio or Pledged Treasury Securities, subject, in each case, to the provisions of
Article III, and as otherwise granted herein.

         (d) The Purchase Contract Agent, individually and as attorney-in-fact for each Holder of Units, agrees that, from time to time, upon the written request of the Company or the Collateral Agent (acting upon the written request of the Company), the Purchase Contract Agent or such Holder shall execute and deliver such further documents and do such other acts and things as the Company or the Collateral Agent (acting upon the written request of the Company) may reasonably request in order to maintain the Pledge, and the perfection and priority thereof, and to confirm the rights of the Collateral Agent hereunder. The Purchase Contract Agent shall have no liability to any Holder for executing any documents or taking any such acts requested by the Company or the Collateral Agent (acting upon the written request of the Company) hereunder, except for liability for its own negligent act, its own negligent failure to act, its bad faith or its own willful misconduct.

         SECTION 6.2 Substitutions.

         Whenever a Holder has the right to substitute Treasury Securities, Notes, or the Applicable Ownership Interest in the Treasury Portfolio, as the case may be, for Collateral held by the Collateral Agent, such substitution shall not constitute a novation of the security interest created hereby.

         SECTION 6.3 Tax Event Redemption.

         Upon the occurrence of a Tax Event Redemption prior to a successful remarketing of the Notes, the aggregate Redemption Price payable on the Tax Event Redemption Date with respect to all Notes shall be delivered to the Collateral Agent by the Trustee on or prior to 12:00 p.m. (New York City time) on such Tax Event Redemption Date, by wire transfer in immediately available funds at such place and at such account as may be designated by the Collateral Agent. Upon receipt of such Redemption Price, the Collateral Agent will at the written direction of the Company, (a) apply an amount out of such Redemption Price equal to the aggregate Redemption Amount with respect to the Pledged Notes to purchase from the Quotation Agent the Treasury Portfolio, (b) promptly remit the remaining portion of such Redemption Price in an amount equal to any accrued and unpaid interest on the Notes to the Purchase Contract Agent for payment to the Holders of Normal Units on a pro rata basis and, (c) distribute to Holders of Separate Notes the Redemption Price applicable to such Separate Notes. The Collateral Agent shall transfer the Treasury Portfolio to the Collateral Account to secure the obligation of all Holders of Normal Units to purchase Common Stock of the Company under the Purchase Contracts constituting a part of such Normal Units, in substitution for the Pledged Notes. Thereafter the Collateral Agent shall have such security interests, rights and obligations with respect to the Treasury Portfolio as it had in respect of the Pledged Notes as provided in Articles II, III, IV, V and VI, and any reference herein to the Notes shall be deemed to be reference to such Treasury Portfolio, and any reference herein to interest on the Notes shall be deemed to be a reference to distributions on such Treasury Portfolio.

                                  ARTICLE VII

                    REPRESENTATIONS AND WARRANTIES; COVENANTS

         SECTION 7.1 Representations and Warranties.

         The Holders from time to time, acting through the Purchase Contract Agent as their attorney-in-fact (it being understood that the Purchase Contract Agent shall not be liable for any representation or warranty made by or on behalf of a Holder), hereby represent and warrant to the Collateral Agent, which representations and warranties shall be deemed repeated on each day a Holder transfers Collateral that:

                  (a) such Holder has the power to grant a security interest in and lien on the Collateral;

                  (b) such Holder is the sole beneficial owner of the Collateral and, in the case of Collateral delivered in physical form, is the sole holder of such Collateral and is the sole beneficial owner of, or has the right to transfer, the Collateral it transfers to the Collateral Agent, free and clear of any security interest, lien, encumbrance, call, liability to pay money or other restriction other than the security interest and lien granted under Section 2.1 hereof;

                  (c) upon the transfer of the Collateral to the Collateral Account, the Collateral Agent, for the benefit of the Company, will have a valid and perfected first priority security interest therein (assuming that any central clearing operation or any Intermediary or other entity not within the control of the Holder involved in the transfer of the Collateral, including the Collateral Agent, gives the notices and takes the action required of it hereunder and under applicable law for perfection of that interest and assuming the establishment and exercise of control pursuant to Section 2.2 hereof); and

                  (d) the execution and performance by the Holder of its obligations under this Agreement will not result in the creation of any security interest, lien or other encumbrance on the Collateral other than the security interest and lien granted under Section 2.1 hereof or violate any provision of any existing law or regulation applicable to it or of any mortgage, charge, pledge, indenture, contract or undertaking to which it is a party or which is binding on it or any of its assets.

         SECTION 7.2 Covenants.

         The Holders from time to time, acting through the Purchase Contract Agent as their attorney-in-fact (it being understood that the Purchase Contract Agent shall not be liable for any covenant made by or on behalf of a Holder), hereby covenant to the Collateral Agent that for so long as the Collateral remains subject to the Pledge:

                  (a) neither the Purchase Contract Agent nor such Holders will create or purport to create or allow to subsist any mortgage, charge, lien, pledge or any other security interest whatsoever over the Collateral or any part of it other than pursuant to this Agreement; and

                  (b) neither the Purchase Contract Agent nor such Holders will sell or otherwise dispose (or attempt to dispose) of the Collateral or any part of it except for the beneficial interest therein, subject to the pledge hereunder, transferred in connection with the transfer of the Units.

                                  ARTICLE VIII

                              THE COLLATERAL AGENT

         SECTION 8.1 Appointment, Powers and Immunities.

         (a) The Collateral Agent shall act as agent for the Company hereunder with such powers as are specifically vested in the Collateral Agent by the terms of this Agreement, together with such other powers as are reasonably incidental thereto. Each of the Collateral Agent, the Custodial Agent and the Securities
Intermediary:

                  (i) shall have no duties or responsibilities except those expressly set forth in this Agreement and no implied covenants or obligations shall be inferred from this Agreement against any of them, nor shall any of them be bound by the provisions of any agreement by any party hereto beyond the specific terms hereof;

                  (ii) shall not be responsible for any recitals contained in this Agreement, or in any certificate or other document referred to or provided for in, or received by it under, this Agreement, the Units or the Purchase Contract Agreement, or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement (other than as against the Collateral Agent), the Units or the Purchase Contract Agreement or any other document referred to or provided for herein or therein or for any failure by the Company or any other Person (except the Collateral Agent, the Custodial Agent or the Securities Intermediary, as the case may be) to perform any of its obligations hereunder or thereunder or for the perfection, priority or, except as expressly required hereby, existence, validity, perfection or maintenance of any security interest created hereunder;

                  (iii) shall not be required to initiate or conduct any litigation or collection proceedings hereunder (except in the case of the Collateral Agent, pursuant to written directions furnished under
         Section 8.2 hereof, subject to Section 8.6 hereof);

                  (iv) shall not be responsible for any action taken or omitted to be taken by it in good faith hereunder or under any other document or instrument referred to or provided for herein or in connection herewith or therewith; and

                  (v) shall not be required to advise any party as to selling or retaining, or taking or refraining from taking any action with respect to, the Units or other property deposited hereunder.

         Subject to the foregoing, during the term of this Agreement, the Collateral Agent shall take all reasonable action in connection with the safekeeping and preservation of the Collateral hereunder.

                  (b) No provision of this Agreement shall require the Collateral Agent, the Custodial Agent or the Securities Intermediary to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that payment of such funds or adequate indemnity against such risk or liability is reasonably assured to it. In no event shall the Collateral Agent, the Custodial Agent or the Securities Intermediary be liable for any amount in excess of the value of the Collateral or for any special, indirect, individual, consequential damages or lost profits or loss of business, arising in connection with this Agreement even if the Collateral Agent, the Custodial Agent or the Securities Intermediary has been advised of the likelihood of such loss or damage being incurred and regardless of the form of action. Notwithstanding the foregoing, the Collateral Agent, the Custodial Agent, the Purchase Contract Agent and Securities Intermediary, each in its individual capacity, hereby waive any right of setoff, banker's lien, liens or perfection rights as securities intermediary or any counterclaim with respect to any of the Collateral.

                  (c) The Collateral Agent, Custodial Agent and Securities Intermediary shall have no liability whatsoever for the action or inaction of any Clearing Agency or any book-entry system thereof. In no event shall any Clearing Agency or any book-entry system thereof be deemed an agent or subcustodian of the Collateral Agent, Custodial Agent and Securities Intermediary.

                  (d) Nothing in this Section 8.1 shall impair the right of the Collateral Agent in its discretion to take any action or omit to take any action which it deems proper and which is not inconsistent with such direction.

         SECTION 8.2 Instructions of the Company.

         The Company shall have the right, by one or more instruments in writing executed and delivered to the Collateral Agent, the Custodial Agent or the Securities Intermediary, as the case may be, to direct the time, method and place of conducting any proceeding for the realization of any right or remedy available to the Collateral Agent, or of exercising any power conferred on the Collateral Agent, the Custodial Agent or the Securities Intermediary, as the case may be, or to direct the taking or refraining from taking of any action authorized by this Agreement; provided, however, that (i) such direction shall not conflict with the provisions of any law or of this Agreement and (ii) the Collateral Agent, the Custodial Agent and the Securities Intermediary shall each receive indemnity reasonably satisfactory to it as provided herein. Nothing in this Section 8.2 shall impair the right of the Collateral Agent in its discretion to take any action or omit to take any action which it deems proper and which is not inconsistent with such direction.

         SECTION 8.3 Reliance.

         Each of the Securities Intermediary, the Custodial Agent and the Collateral Agent, in the absence of bad faith, shall be entitled conclusively to rely upon any certification, order, judgment, opinion, notice or other communication (including, without limitation, any thereof by telephone or facsimile) reasonably believed by it to be genuine and correct and to have been signed or sent by or on behalf of the proper Person or Persons (without being required to determine the correctness of any fact stated therein), and upon advice and statements of legal counsel and other experts selected by the Collateral Agent, the Custodial Agent or the Securities Intermediary, as the case may be. As to any matters not expressly provided for by this Agreement, the Collateral Agent, the Custodial Agent and the Securities Intermediary shall in all cases be fully protected in acting, or in refraining from acting, hereunder in accordance with instructions given by the Company in accordance with this Agreement.

         SECTION 8.4 Rights in Other Capacities.

         The Collateral Agent, the Custodial Agent and the Securities Intermediary and their affiliates may (without having to account therefor to the Company) accept deposits from, lend money to, make their investments in and generally engage in any kind of banking, trust or other business with the Purchase Contract Agent, any Holder of Units and any holder of Separate Notes (and any of their respective subsidiaries or affiliates) as if it were not acting as the Collateral Agent, the Custodial Agent or the Securities Intermediary, as the case may be, and the Collateral Agent, the Custodial Agent and the Securities Intermediary and their affiliates may accept fees and other consideration from the Purchase Contract Agent, any Holder of Units or any holder of Separate Notes without having to account for the same to the Company; provided that each of the Securities Intermediary, the Custodial Agent and the Collateral Agent covenants and agrees with the Company that, except as provided in this Agreement, it shall not accept, receive or permit there to be created in favor of itself (and waives any right of set-off or banker's lien with respect to) and shall take no affirmative action to permit there to be created in favor of any other Person, any security interest, lien or other encumbrance of any kind in or upon the Collateral and the Collateral shall not be commingled with any other assets of any such Person.

         SECTION 8.5 Non-Reliance on Collateral Agent.

         None of the Securities Intermediary, the Custodial Agent or the Collateral Agent shall be required to keep itself informed as to the performance or observance by the Purchase Contract Agent or any Holder of Units of this Agreement, the Purchase Contract Agreement, the Units or any other document referred to or provided for herein or therein or to inspect the properties or books of the Purchase Contract Agent or any Holder of Units. The Collateral Agent, the Custodial Agent and the Securities Intermediary shall not have any duty or responsibility to provide the Company or the Remarketing Agent with any credit or other information concerning the affairs, financial condition or business of the Purchase Contract Agent, any Holder of Units or any holder of Separate Notes (or any of their respective subsidiaries or affiliates) that may come into the possession of the Collateral Agent, the Custodial Agent or the Securities Intermediary or any of their respective affiliates.

         SECTION 8.6 Compensation and Indemnity.

         The Company agrees:

                  (a) to pay each of the Collateral Agent, the Custodial Agent and the Securities Intermediary from time to time such compensation as shall be agreed in writing between the Company and the Collateral Agent, Custodial Agent or the Securities Intermediary, as the case may be, for all services rendered by each of them hereunder, and

                  (b) to indemnify the Collateral Agent, the Custodial Agent, the Securities Intermediary and their officers, directors and agents for, and to hold each of them harmless from and against, any loss, liability or reasonable out-of-pocket expense incurred without negligence on its part, arising out of or in connection with the acceptance or administration of its powers and duties under this Agreement, including the reasonable out-of-pocket costs and expenses (including reasonable fees and expenses of counsel) of defending itself against any claim or liability in connection with the exercise or performance of such powers and duties or collecting such amounts. The Collateral Agent, the Custodial Agent and the Securities Intermediary shall each promptly notify the Company of any third party claim which may give rise to the indemnity hereunder and give the Company the opportunity to participate in the defense of such claim with counsel reasonably satisfactory to the indemnified party, and no such claim shall be settled without the written consent of the Company, which consent shall not be unreasonably withheld. The provisions of this
         Section 8.6 shall survive the resignation or removal of the Collateral Agent, the Custodial Agent and the Securities Intermediary or the termination of this Agreement.

         SECTION 8.7 Failure to Act.

         In the event of any ambiguity in the provisions of this Agreement or any dispute between or conflicting claims by or among the parties hereto or any other Person with respect to any funds or property deposited hereunder, the Collateral Agent, Custodial Agent and the Securities Intermediary shall be entitled, after prompt notice to the Company and the Purchase Contract Agent, at its sole option, to refuse to comply with any and all claims, demands or instructions with respect to such property or funds so long as such dispute or conflict shall continue, and none of the Collateral Agent, Custodial Agent or the Securities Intermediary shall be or become liable in any way to any of the parties hereto for its failure or refusal to comply with such conflicting claims, demands or instructions. The Collateral Agent, Custodial Agent and the Securities Intermediary shall be entitled to refuse to act until either (i) such conflicting or adverse claims or demands shall have been finally determined by a court of competent jurisdiction or settled by agreement between the conflicting parties as evidenced in a writing, reasonably satisfactory to the Collateral Agent, Custodial Agent or the Securities Intermediary, as the case may be, or
(ii) the Collateral Agent, the Custodial Agent or the Securities Intermediary, as the case may be, shall have received security or an indemnity reasonably satisfactory to the Collateral Agent, Custodial Agent or the Securities Intermediary, as the case may be, sufficient to save the Collateral Agent, Custodial Agent or the Securities Intermediary, as the case may be, harmless from and against any and all loss, liability or reasonable out-of-pocket expense which the Collateral Agent, Custodial Agent or the Securities Intermediary, as the case may be, may incur by reason of its acting without willful misconduct or gross negligence. The Collateral Agent, Custodial Agent or the Securities Intermediary may in addition elect to commence an interpleader action or seek other judicial relief or orders as the Collateral Agent, Custodial Agent or the Securities Intermediary, as the case may be, may deem necessary. Notwithstanding anything contained herein to the contrary, none of the Collateral Agent, Custodial Agent or the Securities Intermediary shall be required to take any action that is in its opinion contrary to law or to the terms of this Agreement, or which would in its opinion subject it or any of its officers, employees or directors to liability.

         SECTION 8.8 Resignation.

         Subject to the appointment and acceptance of a successor Collateral Agent, Custodial Agent or Securities Intermediary, as provided below, (a) the Collateral Agent, Custodial Agent and the Securities Intermediary may resign at any time by giving notice thereof to the Company and the Purchase Contract Agent as attorney-in-fact for the Holders of Units, (b) the Collateral Agent, Custodial Agent and the Securities Intermediary may be removed at any time by the Company and (c) if the Collateral Agent, Custodial Agent or the Securities Intermediary fails to perform any of its material obligations hereunder in any material respect for a period of not less than 20 days after receiving written notice of such failure by the Purchase Contract Agent and such failure shall be continuing, the Collateral Agent, Custodial Agent or the Securities Intermediary may be removed by the Purchase Contract Agent. The Purchase Contract Agent shall promptly notify the Company of any removal of the Collateral Agent, the Custodial Agent or the Securities Intermediary pursuant to clause (c) of the immediately preceding sentence. The Company shall promptly notify the Purchase Contract Agent of any removal of the Collateral Agent, the Custodial Agent or the Securities Intermediary pursuant to clause (b) of the second preceding sentence. Upon any such resignation or removal, the Company shall have the right to appoint a successor Collateral Agent, Custodial Agent or Securities Intermediary, as the case may be. If no successor Collateral Agent, Custodial Agent or Securities Intermediary, as the case may be, shall have been so appointed and shall have accepted such appointment within 30 days after the retiring Collateral Agent's, Custodial Agent's or Securities Intermediary's giving of notice of resignation or such removal, then the retiring Collateral Agent, Custodial Agent or Securities Intermediary, as the case may be, may at the Company's expense petition any court of competent jurisdiction for the appointment of a successor Collateral Agent, Custodial Agent or Securities Intermediary, as the case may be. Each of the Collateral Agent, Custodial Agent and the Securities Intermediary shall be a bank that has an office in New York, New York with a combined capital and surplus of at least $50,000,000. Upon the acceptance of any appointment as Collateral Agent, Custodial Agent or Securities Intermediary, as the case may be, hereunder by a successor Collateral Agent, Custodial Agent or Securities Intermediary, as the case may be, such successor shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Collateral Agent, Custodial Agent or Securities Intermediary, as the case may be, and the retiring Collateral Agent, Custodial Agent or Securities Intermediary, as the case may be, shall take all appropriate action to transfer any money and property held by it hereunder (including the Collateral) to such successor after the payment of any outstanding fees, expenses and indemnities due and owing to such remaining party. The retiring Collateral Agent, Custodial Agent or Securities Intermediary shall, upon such succession, be discharged from its duties and obligations as Collateral Agent, Custodial Agent or Securities Intermediary hereunder. After any retiring Collateral Agent's, Custodial Agent's or Securities Intermediary's resignation hereunder as Collateral Agent, Custodial Agent or Securities Intermediary, the provisions of this Section 8.8, and Section 8.6 hereof, shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as the Collateral Agent, Custodial Agent or Securities Intermediary. Any resignation or removal of the Collateral Agent hereunder shall be deemed for all purposes of this Agreement as the simultaneous resignation or removal of the Custodial Agent and the Securities Intermediary hereunder. Neither the Company, nor the Purchase Contract Agent shall remove the Custodial Agent or the Securities Intermediary without simultaneously removing the Collateral Agent.

         SECTION 8.9 Right to Appoint Agent or Advisor.

         The Collateral Agent shall have the right to appoint or consult with agents or advisors in connection with any of its duties hereunder, and the Collateral Agent shall not be liable for any action taken or omitted by, or in reliance upon the advice of, such agents or advisors selected in good faith. The appointment of agents (other than legal counsel) pursuant to this Section 8.9 shall be subject to prior consent of the Company, which consent shall not be unreasonably withheld.

         SECTION 8.10 Survival.

         The provisions of this Article VIII shall survive termination of this Agreement and the resignation or removal of the Collateral Agent, the Custodial Agent or the Securities Intermediary.

         SECTION 8.11 Exculpation.

         Anything in this Agreement to the contrary notwithstanding, in no event shall any of the Collateral Agent, the Custodial Agent or the Securities Intermediary or their officers, employees or agents be liable under this Agreement to any third party for indirect, special, punitive or consequential loss or damage of any kind whatsoever, including lost profits, whether or not the likelihood of such loss or damage was known to the Collateral Agent, the Custodial Agent or the Securities Intermediary, or any of them, incurred without any act or deed that is found to be attributable to negligence or bad faith on the part of such party.

                                   ARTICLE IX

                                    AMENDMENT

         SECTION 9.1 Amendment Without Consent of Holders.

         Without the consent of any Holders or the holders of any Separate Notes, the Company, when authorized by a Board Resolution, the Collateral Agent, the Custodial Agent, the Securities Intermediary and the Purchase Contract Agent, at any time and from time to time, may amend this Agreement, in form satisfactory to the Company, the Collateral Agent, the Custodial Agent, the Securities Intermediary and the Purchase Contract Agent, for any of the following purposes:

                  (i) to evidence the succession of another Person to the Company, and the assumption by any such successor of the covenants of the Company; or

                  (ii) to add to the covenants of the Company for the benefit of the Holders, or to surrender any right or power herein conferred upon the Company so long as such covenants or such surrender do not adversely affect the validity, perfection or priority of the security interests granted or created hereunder; or

                  (iii) to evidence and provide for the acceptance of appointment hereunder by a successor Collateral Agent, Custodial Agent, Securities Intermediary or Purchase Contract Agent; or

                  (iv) to cure any ambiguity, to correct or supplement any provisions herein which may be inconsistent with any other such provisions herein, or to make any other provisions with respect to such matters or questions arising under this Agreement, provided such action shall not adversely affect the interests of the Holders.

         SECTION 9.2 Amendment with Consent of Holders.

         With the consent of the Holders of not less than a majority of the Purchase Contracts at the time outstanding, by Act of said Holders delivered to the Company, the Purchase Contract Agent or the Collateral Agent, as the case may be, the Company, when duly authorized by a Board Resolution, the Purchase Contract Agent, the Collateral Agent, the Custodial Agent and the Securities Intermediary may amend this Agreement for the purpose of modifying in any manner the provisions of this Agreement or the rights of the Holders in respect of the Units; provided, however, that no such supplemental agreement shall, without the consent of the Holder of each Outstanding Unit adversely affected thereby,

                  (i) change the amount or type of Collateral underlying a Unit (except for the rights of holders of Normal Units to substitute the Treasury Securities for the Pledged Notes, or the Applicable Ownership Interest in the Treasury Portfolio, as the case may be, or the rights of Holders of Stripped Units to substitute Notes or the Applicable Ownership Interest in the Treasury Portfolio, as applicable, for the Pledged Treasury Securities), impair the right of the Holder of any Unit to receive distributions on the underlying Collateral or otherwise adversely affect the Holder's rights in or to such Collateral; or

                  (ii) otherwise effect any action that would require the consent of the Holder of each Outstanding Unit affected thereby pursuant to the Purchase Contract Agreement if such action were effected by an agreement supplemental thereto; or

                  (iii) reduce the percentage of Purchase Contracts the consent of whose Holders is required for any such amendment.

                  If any amendment referred to above would adversely affect only the Normal Units or the Stripped Units, then only the affected class of Holders shall be entitled to vote on the amendment and the amendment shall not be effective except with the consent of the Holders of not less than a majority of the affected class. It shall not be necessary for any Act of Holders under this
Article IX to approve the particular form of any proposed amendment, but it shall be sufficient if such Act shall approve the substance thereof.

         It shall not be necessary for any Act of Holders under this Section to approve the particular form of any proposed amendment, but it shall be sufficient if such Act shall approve the substance thereof.

         SECTION 9.3 Execution of Amendments.

                  In executing any amendment permitted by this Section, the Collateral Agent, the Custodial Agent, the Securities Intermediary and the Purchase Contract Agent shall receive and (subject to Section 8.1 hereof, with respect to the Collateral Agent, and Section 7.1 of the Purchase Contract Agreement, with respect to the Purchase Contract Agent) shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of such amendment is authorized or permitted by this Agreement and that all conditions precedent, if any, to the execution and delivery of such amendment have been satisfied and, in the case of an amendment pursuant to Section 9.1, that such amendment does not adversely affect the validity, perfection or priority of the security interests granted or created hereunder.

         SECTION 9.4 Effect of Amendments.

                  Upon the execution of any amendment under this Article IX, this Agreement shall be modified in accordance therewith, and such amendment shall form a part of this Agreement for all purposes; and every Holder of Certificates theretofore or thereafter authenticated, executed on behalf of the Holders and delivered under the Purchase Contract Agreement shall be bound thereby.

         SECTION 9.5 Reference to Amendments.

         Certificates authenticated, executed on behalf of the Holders and delivered after the execution of any amendment pursuant to this Section may, and shall if required by the Collateral Agent or the Purchase Contract Agent, bear a notation in form approved by the Purchase Contract Agent and the Collateral Agent as to any matter provided for in such amendment. If the Company shall so determine, new Certificates so modified as to conform, in the opinion of the Collateral Agent, the Purchase Contract Agent and the Company, to any such amendment may be prepared and executed by the Company and authenticated, executed on behalf of the Holders and delivered by the Purchase Contract Agent in accordance with the Purchase Contract Agreement in exchange for outstanding Certificates.

                                   ARTICLE X

                                  MISCELLANEOUS

         SECTION 10.1 No Waiver.

         No failure on the part of any party hereto or any of its agents to exercise, and no course of dealing with respect to, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise by any party hereto or any of its agents of any right, power or remedy hereunder preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies herein are cumulative and are not exclusive of any remedies provided by law.

         SECTION 10.2 GOVERNING LAW.

         THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. Without limiting the foregoing, the above choice of law is expressly agreed to by the Securities Intermediary, the Collateral Agent, the Custodial Agent and the Holders from time to time acting through the Purchase Contract Agent, as their attorney-in-fact, in connection with the establishment and maintenance of the Collateral Account, which law, for purposes of the Code, shall be deemed to be the law governing all Security Entitlements related thereto. In addition, such parties agree that, for purposes of the Code, New York shall be the Securities Intermediary's jurisdiction. The Company, the Collateral Agent and the Holders from time to time of the Units, acting through the Purchase Contract Agent as their attorney-in-fact, hereby submit to the nonexclusive jurisdiction of the United States District Court for the Southern District of New York and of any New York state court sitting in New York City for the purposes of all legal proceedings arising out of or relating to this Agreement or the transactions contemplated hereby. The Company, the Collateral Agent and the Holders from time to time of the Units, acting through the Purchase Contract Agent as their attorney-in-fact, irrevocably waive, to the fullest extent permitted by applicable law, any objection which they may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum.

         SECTION 10.3 Notices.

         Unless otherwise stated herein, all notices, requests, consents and other communications provided for herein (including, without limitation, any modifications of, or waivers or consents under, this Agreement) shall be given or made in writing (including, without limitation, by telecopy) delivered to the intended recipient at the "Address for Notices" specified below its name on the signature pages hereof or, as to any party, at such other address as shall be designated by such party in a notice to the other parties. Except as otherwise provided in this Agreement, all such communications shall be deemed to have been duly given when personally delivered or, in the case of a mailed notice or notice transmitted by telecopier, upon receipt, in each case given or addressed as aforesaid.

         SECTION 10.4 Successors and Assigns.

         This Agreement shall be binding upon and inure to the benefit of the respective successors and assigns of the Company, the Collateral Agent, the Custodial Agent, the Securities Intermediary and the Purchase Contract Agent, and the Holders from time to time of the Units, by their acceptance of the same, shall be deemed to have agreed to be bound by the provisions hereof and to have ratified the agreements of, and the grant of the Pledge hereunder by, the Purchase Contract Agent.

         SECTION 10.5 Counterparts.

         This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument, and any of the parties hereto may execute this Agreement by signing any such counterpart.

         SECTION 10.6 Severability.

         If any provision hereof is invalid and unenforceable in any jurisdiction, then, to the fullest extent permitted by law, (i) the other provisions hereof shall remain in full force and effect in such jurisdiction and shall be liberally construed in order to carry out the intentions of the parties hereto as nearly as may be possible and (ii) the invalidity or unenforceability of any provision hereof in any jurisdiction shall not affect the validity or enforceability of such provision in any other jurisdiction.

         SECTION 10.7 Expenses, Etc.

         The Company agrees to reimburse the Collateral Agent, the Securities Intermediary and the Custodial Agent for:

                  (a) all reasonable out-of-pocket costs and all reasonable expenses of the Collateral Agent, the Custodial Agent and the Securities Intermediary (including, without limitation, the reasonable fees and expenses of counsel to the Collateral Agent, the Custodial Agent and the Securities Intermediary), in connection with (i) the negotiation, preparation, execution and delivery or performance of this Agreement and (ii) any modification, supplement or waiver of any of the terms of this Agreement;

                  (b) all reasonable costs and expenses of the Collateral Agent (including, without limitation, reasonable fees and expenses of counsel) in connection with (i) any enforcement or proceedings resulting or incurred in connection with causing any Holder of Units to satisfy its obligations under the Purchase Contracts forming a part of the Units and (ii) the enforcement of this Section 10.7; and

                  (c) all transfer, stamp, documentary or other similar taxes, assessments or charges levied by any governmental or revenue authority in respect of this Agreement or any other document referred to herein and all costs, expenses, taxes, assessments and other charges incurred in connection with any filing, registration, recording or perfection of any security interest contemplated hereby.

         SECTION 10.8 Security Interest Absolute.

         All rights of the Collateral Agent and security interests hereunder, and all obligations of the Holders from time to time hereunder, shall be absolute and unconditional irrespective of:

                  (a) any lack of validity or enforceability of any provision of the Purchase Contracts or the Units or any other agreement or instrument relating thereto;

                  (b) any change in the time, manner or place of payment of, or any other term of, or any increase in the amount of, all or any of the obligations of Holders of Units under the related Purchase Contracts, or any other amendment or waiver of any term of, or any consent to any departure from any requirement of, the Purchase Contract Agreement or any Purchase Contract or any other agreement or instrument relating thereto; or

                  (c) any other circumstance which might otherwise constitute a defense available to, or discharge of, a borrower, a guarantor or a pledgor.

         SECTION 10.9 Incorporation by Reference.

                  Each of the Company, the Collateral Agent, the Custodial Agent and the Securities Intermediary agrees that the Purchase Contract Agent is, in acting hereunder with respect to the Company, entitled to all rights, privileges, benefits, protections, immunities and indemnities provided to it under the Purchase Contract Agreement.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

                                     TOYS "R" US, INC.

                                     By:
                                         ---------------------------------------
                                         Name:
                                         Title:

                                     Address for Notices:

                                     Toys "R" Us, Inc.
                                     461 From Road
                                     Paramus, New Jersey  07652
                                     Attention: [                ]
                                     Telecopy:  [                ]

                                     THE BANK OF NEW YORK, as
                                     Purchase Contract Agent and as
                                     attorney-in-fact of the Holders
                                     from time to time of the Units
                                     By:
                                         ---------------------------------------
                                         Name:
                                         Title:

                                     Address for Notices:

                                     The Bank of New York
                                     101 Barclay Street, Floor 21 West
                                     New York, New York  10286
                                     Attention:  Corporate Trust Administration
                                     Telecopy:  212-896-7298

                                     JPMORGAN CHASE BANK, as Collateral Agent,
                                     Custodial Agent and Securities Intermediary

                                     By:
                                         ---------------------------------------
                                         Name:
                                         Title:

                                     Address for Notices:

                                     JPMorgan Chase Bank
                                     450 West 33rd Street
                                     New York, New York  10001
                                     Attention:  Institutional Trust Services
                                     Telecopy:  (212) 946-[8160] [8158]

                                    EXHIBIT A

                       INSTRUCTION FROM PURCHASE CONTRACT
                            AGENT TO COLLATERAL AGENT



JPMorgan Chase Bank,
     as Collateral Agent
450 West 33rd Street
New York, New York  10001
Attention:  Institutional Trust Services


Re: Equity Security Units of Toys "R" Us, Inc. (the "Company")

         --------------------------------------------------------------

         We hereby notify you in accordance with Section [4.1] [4.2] of the Pledge Agreement, dated as of [ ], 2002 (the "Pledge Agreement"), among the Company, you, as Collateral Agent, Custodial Agent and Securities Intermediary and us, as Purchase Contract Agent and as attorney-in-fact for the holders of [Normal Units] [Stripped Units] from time to time, that the holder of Units listed below (the "Holder") has elected to substitute [$_____ aggregate principal amount of Treasury Securities (CUSIP No. 912803AG8)] [$_______ aggregate principal amount of Notes or the Applicable Ownership Interest in the Treasury Portfolio, as the case may be,] in exchange for the related [Pledged Notes, or the Pledged Applicable Ownership Interest in the Treasury Portfolio] [Pledged Treasury Securities] held by you in accordance with the Pledge Agreement and has delivered to us a notice stating that the Holder has transferred [Treasury Securities] [Notes or the Applicable Ownership Interest in the Treasury Portfolio] to you, as Collateral Agent. We hereby instruct you, upon receipt of such [Pledged Treasury Securities] [Pledged Notes or the Pledged Applicable Ownership Interest in the Treasury Portfolio, as the case may be,], and upon the payment by such Holder of any applicable fees, to release the [Notes] ? [the Applicable Ownership Interest in the Treasury Portfolio] [Treasury Securities] related to such [Normal Units] [Stripped Units] to us in accordance with the Holder's instructions. Capitalized terms used herein but not defined shall have the meaning set forth in the Pledge Agreement.

Date:  _____________________

                                     THE BANK OF NEW YORK,
                                     as Purchase Contract Agent

                                     By:
                                         ---------------------------------------
                                         Name:
                                         Title:


Please print name and address of Registered Holder electing to substitute [Treasury Securities (CUSIP No. 912803AG8)] [$______ aggregate principal amount of Notes or the Applicable Ownership Interest in the Treasury Portfolio, as the case may be] for the [Pledged Notes or the Pledged Applicable Ownership Interest in the Treasury Portfolio] [Pledged Treasury Securities]:

Name:

Social Security or other Taxpayer
Identification Number, if any:

Address:

                                    EXHIBIT B

               INSTRUCTION FROM HOLDER TO PURCHASE CONTRACT AGENT

The Bank of New York,
     as Purchase Contract Agent
[101 Barclay Street, Floor 21 West]
[New York, New York  10286]
Attention:  [Corporate Trust Administration]

Re:  Equity Security Units of Toys "R" Us, Inc. (the "Company")

                  The undersigned Holder hereby notifies you that it has delivered to JPMorgan Chase Bank, as Collateral Agent, Custodial Agent and Securities Intermediary [$_______ aggregate principal amount of Treasury Securities (CUSIP No. 912803AG8)] [$_______ aggregate principal amount of Notes or the Applicable Ownership Interest in the Treasury Portfolio, as the case may be] in exchange for the related [Pledged Notes or the Pledged Applicable Ownership Interest in the Treasury Portfolio, as the case may be] [Pledged Treasury Securities] held by the Collateral Agent, in accordance with Section [4.1] [4.2] of the Pledge Agreement, dated [ ], 2002 (the "Pledge Agreement"), among you, the Company and the Collateral Agent. The undersigned Holder has paid the Collateral Agent all applicable fees relating to such exchange. The undersigned Holder hereby instructs you to instruct the Collateral Agent to release to you on behalf of the undersigned Holder the [Pledged Notes or the Pledged Applicable Ownership Interest in the Treasury Portfolio, as the case may be] [Pledged Treasury Securities] related to such [Normal Units] [Stripped Units]. Capitalized terms used herein but not defined shall have the meaning set forth in the Pledge Agreement.

Date: ___________________            Signature:_________________________________

                                     Signature Guarantee:_______________________



Please print name and address of Registered Holder:

Name:

Social Security or other Taxpayer Identification Number, if any:

Address:

                                    EXHIBIT C

              INSTRUCTION FROM HOLDER TO COLLATERAL AGENT REGARDING
                           WITHDRAWAL FROM REMARKETING


JPMorgan Chase Bank,
     as Collateral Agent
450 West 33rd Street
New York, New York  10001
Attention:  Institutional Trust Services


                  Re: Senior Notes due 2007 of Toys "R" Us, Inc. (the "Company")

                  The undersigned hereby notifies you in accordance with Section 4.5(f) of the Pledge Agreement, dated as of [ ], 2002 (the "Pledge Agreement"), among the Company, yourselves, as Collateral Agent, Securities Intermediary and Custodial Agent and The Bank of New York, as Purchase Contract Agent and as attorney-in-fact for the Holders of Normal Units and Stripped Units from time to time, that the undersigned elects to withdraw the $_____ aggregate principal amount of Notes delivered to the Custodial Agent on ___________, 2005 for remarketing pursuant to Section 4.5(f) of the Pledge Agreement. The undersigned hereby instructs you to return such Notes to the undersigned in accordance with the undersigned's instructions. With this notice, the Undersigned hereby agrees to be bound by the terms and conditions of Section 4.5(f) of the Pledge Agreement. Capitalized terms used herein but not defined shall have the meaning set forth in the Pledge Agreement.

Date: _______________              Signature: __________________________________



                                   Signature Guarantee:



Name:           Social Security or other Taxpayer Identification Number, if any:

Address:

A.  DELIVERY INSTRUCTIONS

In the event of a Terminated Remarketing Period, Notes that are in physical form should be delivered to the person(s) set forth below and mailed to the address set forth below.

Name(s): ________________________________
                  (Please Print)



Address: ________________________________
                  (Please Print)



                  (Zip Code)

                  (Tax Identification or Social Security Number):

In the event of a Terminated Remarketing Period, Notes that are in book-entry form should be credited to the account at The Depository Trust Company set forth below.

Name of Account Party:                                      DTC Account Number:

                                      C-2